Exhibit 4.13

THIS AGREEMENT is made on 31 October 2003 in Amsterdam

BETWEEN

(1)                                  BUHRMAN SILVER S.A., a limited liability company incorporated in Luxembourg (registered number 75881) whose registered office is at 398 Route d’Esch, L-1471 Luxembourg (the European Receivables Warehouse Company);

(2)                                  ROBERT HORNE GROUP PLC (formerly known as Robert Horne Paper Company Limited), a public limited liability company incorporated in England and Wales (registered number 00584756) whose registered office is at Huntsman House, Mansion Close, Moulton Park, Northampton NN3 6LA; THE HOWARD SMITH PAPER GROUP LIMITED, a limited liability company incorporated in England and Wales (registered number 01138498) whose registered office is at Sovereign House, Rhosili Road, Brackmills, Northampton NN4 0JE; and THE M6 PAPER GROUP LIMITED, a limited liability company incorporated in England and Wales (registered number 02755905) whose registered office is at Motorway House, Charter Way, Hurdsfield Industrial Estate, Macclesfield, Cheshire SK10 2NY (each an English Originator and, together the English Originators); and

(3)                                  DEUTSCHE TRUSTEE COMPANY LIMITED (formerly known as Bankers Trustee Company Limited) (registered number 338230) whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB (the Security Agent, which expression shall include such person and all other persons for the time being acting as the security agent or agents pursuant to the European Receivables Warehouse Company Security Documents).

WHEREAS:

The European Receivables Warehouse Company has agreed to re-sell and the English Originators have agreed to re-purchase the English Receivables purchased by the European Receivables Warehouse Company from the European Master Purchaser pursuant to the European Master Purchaser Sale and Purchase Agreement dated of even date herewith, together with the benefit of all Ancillary Rights, on the terms and subject to the conditions contained herein.

1.                                      INTERPRETATION

1.1         (a)          Capitalised terms in this Agreement (including the Recital hereto) shall, except where the context otherwise requires and save where otherwise defined herein, bear the meanings ascribed to them in the Master Definitions and Framework Deed (the Framework Deed) executed by, among others, the English Originators and the Security Agent on 27 September 2000 as amended and restated on 28 September 2001, 18 July 2002 and 16 April 2003 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to it) and this Agreement shall be construed in accordance with the principles of construction set out therein.

(b)                                 In addition, this Agreement shall have expressly and specifically incorporated into it the provisions set out in the Framework Deed (hereafter referred to as the Provisions), as though the same were set out in full in this Notice mutatis mutandis.  In the event of any conflict between the provisions of this Notice and the Provisions, the Provisions shall prevail.

1.2                                 In addition the following expressions shall have the following meanings:

European Master Purchaser Sale and Purchase Agreement means the contract concluded for the sale and purchase of the English Receivables between the European Master Purchaser and the European Receivables Warehouse Company incorporating the Re-Sale English Standard Terms and Conditions;

European Receivables Warehouse Company Sale and Purchase Agreement means the contract concluded for the sale and purchase of the English Receivables between the European Receivables Warehouse Company and the English Originators incorporating the Re-Sale English Standard Terms and Conditions;

Euro Re-purchase Price means

the aggregate of

A + B    x D
C

for each Selected Dutch Receivable

A =                            the Face Value of each Subordinated Buhrmann European Note denominated in Euro and any Buhrmann European Note denominated in Euro (less an amount equal to the portion of each Subordinated Buhrmann European Note and the portion of each Buhrmann European Note that relates to the European Receivables originated by Buhrmann Office Products Nederland B.V.)

B =                              all European Master Purchaser Senior Expenses denominated in Euro due to be paid on or before the Redemption Date

C =                              the aggregate of the Face Amount of all the Selected Dutch Receivables

D =                             the Face Amount of a Selected Dutch Receivable;

Redemption Date means 25 November 2003;

Relevant European Re-assigned Receivables means the English Receivables and the Selected Dutch Receivables;

Re-purchase Price means the aggregate of the Sterling Re-purchase Price and the Euro Re-purchase Price;

Selected Dutch Originators means Bührmann-Ubbens B.V. and Proost en Brandt B.V.;

Selected Dutch Receivables means the receivables originated by Bührmann-Ubbens B.V. and Proost en Brandt B.V.;

Sterling Re-purchase Price means

the aggregate of

A + B    x D
C

for each English Receivable

A =                            the Face Value of each Buhrmann European Note denominated in Sterling

B =                              all European Master Purchaser Senior Expenses denominated in Sterling due to be paid on or before the Redemption Date

C =                              the aggregate of the Face Amount of all the English Receivables

D =                             the Face Amount of an English Receivable; and

Termination Date means 31 October 2003.

2.                                      SALE AND PURCHASE OF THE ENGLISH RECEIVABLES

2.1                                 European Receivables Warehouse Company Sale of the English Receivables:  The European Receivables Warehouse Company shall re-sell to the English Originators and the English Originators shall re-purchase all of the European Receivables Warehouse Company’s right, title, interest and benefit (present and future) in and to the English Receivables originated respectively by each English Originator with effect from the Termination Date and the English Originators hereby agree to give effect to the same by taking an assignment of the relevant English Receivables together with the benefit of all Ancillary Rights related thereto.

2.2                                 Incorporation of Re-Sale English Standard Terms and Conditions:  The Re-Sale English Standard Terms and Conditions signed on 31 October 2003 for the purposes of identification by Freshfields Bruckhaus Deringer (the Re-Sale English Standard Terms and Conditions) shall be expressly and specifically incorporated into this Agreement.

2.3                                 Conditions: The sale and purchase of the English Receivables under Clause 2.1 shall be subject to and conditional upon the payment of the Sterling Re-purchase Price in accordance with Clause 4 of the Re-Sale English Standard Terms and Conditions.

2.4                                 Sterling Re-purchase Price

(a)                                  The consideration payable by the English Originators shall be the Sterling Re-purchase Price.

(b)                                 An amount equal to the Sterling Re-purchase Price shall be paid into the European Master Purchaser Euro MTN Principal Reserve Account.

(c)                                  The parties hereto acknowledge that the effect of the payment to the European Master Purchaser by the English Originators of the Sterling Re-purchase Price in accordance with this Clause 2.4 shall constitute an effective discharge of all obligations of the English Originators to pay the European Receivables Warehouse Company the Sterling Re-purchase Price. On such payment, the relevant English Receivables together with the benefit of all Ancillary Rights related thereto shall be assigned and transferred to the English Originators.

3.                                      TRANSACTION DOCUMENT

With effect from the Termination Date, the parties agree that this Agreement will constitute a Transaction Document.

4.                                      GOVERNING LAW

This Agreement shall be governed by and construed in accordance with English law.

SIGNED by KEES BANGMA	)
on behalf of	)
BUHRMANN SILVER S.A.	)

SIGNED by KEES BANGMA	)
on behalf of	)
ROBERT HORNE PAPER GROUP PLC	)

SIGNED by KEES BANGMA	)
on behalf of	)
THE HOWARD SMITH PAPER GROUP	)
LIMITED	)

SIGNED by KEES BANGMA	)
on behalf of	)
THE M6 PAPER GROUP LIMITED	)

SIGNED by	)
and	)
on behalf of DEUTSCHE TRUSTEE	)
COMPANY LIMITED	)

Execution Copy

31 October 2003

BUHRMANN SILVER S.A.
(the European Receivables Warehouse Company)

ROBERT HORNE GROUP PLC
THE HOWARD SMITH PAPER GROUP LIMITED
THE M6 PAPER GROUP LIMITED
(as English Originators)

DEUTSCHE TRUSTEE COMPANY LIMITED
(as Security Agent)

EUROPEAN RECEIVABLES WAREHOUSE COMPANY
SALE AND PURCHASE AGREEMENT

CONTENTS

CLAUSE

1.	INTERPRETATION

2.	SALE AND PURCHASE OF THE ENGLISH RECEIVABLES

3.	TRANSACTION DOCUMENT

4.	GOVERNING LAW

1